Legal Opinion

Karen Muller, Esq.

2016 5th Street

Santa Monica, CA  90405
kmuller@karenmullerlaw.com
949-280-3092

December 2, 2021

ClearLight Biotechnologies, Inc.

428 Oakmead Parkway

Sunnyvale, CA 94085-4708

Re: ClearLight Biotechnologies, Inc. Offering Statement on Form 1-A

[File No. 024-11720]

Ladies and Gentlemen:

I have acted, at your request, as counsel to ClearLight Biotechnologies, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Tier 1 Offering Statement under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission on Form 1-A, relating to the proposed offering by the Company (the “Offering”) of up to 20,000 shares (the “Shares”) of common stock, $0.0001 par value, of the Company, at a price of $12.00 per share.

In rendering this opinion, I have reviewed (a) statutes of the State of Delaware, to the extent I deem relevant to the matter opined upon herein; (b) true copies of the Articles of Incorporation of Company and all amendments thereto, as filed with the Secretary of the State of Delaware; (c) the By-Laws of Company; (d) Resolutions of the Board of Directors of the Company which authorize the issuance of the Shares; (e) certificates of executive officers of the Company and public officials; (f) and such other documents of the Company and of public officials, such as records, agreements, documents and instruments, as I have deemed necessary and relevant to the matter opined upon herein.

In such examination, I have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records, and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as I deem relevant, I am of the opinion that the Shares, when issued and delivered against payment therefor as described in the Offering Statement, will be validly issued, fully paid and non-assessable.  The foregoing opinion is limited to the Delaware General Corporation Law, as currently in effect, and I do not express any opinion herein concerning any other law.  The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where the opinion expressed herein refers to events to occur at a future date, I have assumed that there will have been no changes in the relevant law, or facts, between the date hereof and such future date.  I do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to my attention, or to revise or supplement such opinion, should the present laws of any jurisdiction be changed by legislative action, judicial decision, or otherwise.  The opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion as Exhibit 1A-12 to the Offering Statement and to the reference to my firm under the caption "Legal Matters" in the Offering Circular constituting a part of the Offering Statement.  In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or whose consent is required under the rules and regulations of the Securities and Exchange Commission.

Sincerely,

Karen Muller

/s/ Karen Muller